As filed with the Securities and Exchange Commission on April 1, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

LIQUID HOLDINGS GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	46-3252142
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

800 Third Avenue
38th Floor
New York, NY 10022

(Address of Principal Executive Offices) (Zip Code)
(212) 293-1836
(Registrant’s Telephone Number, Including Area Code)

Liquid Holdings Group, Inc. 2012 Amended and Restated Stock Incentive Plan

(Full Title of the Plan)

Brian Storms
Liquid Holdings Group, Inc.
Chief Executive Officer
800 Third Avenue, 38th Floor
New York, NY 10022

(Name and Address of Agent for Service)

(212) 293-1836

(Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Glenn R. Pollner Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, NY 10166 Tel: (212) 351-4000	Jose Ibietatorremendia Liquid Holdings Group, Inc. General Counsel 800 Third Avenue, 38th Floor New York, NY 10022 Tel: (212) 293-1836

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.0001	1,668,888	$4.259	$7,107,793.99	$915.48

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such indeterminable number of additional shares of the Registrant’s common stock as may become issuable to prevent dilution in the event of stock splits, stock dividends, or similar transactions.

(2)	Estimated, pursuant to Rule 457(c) and (h) under the Securities Act, solely for the purpose of calculating the registration fee. These shares are being registered based upon the average of the high and low prices per share of the common stock on the NASDAQ Global Market of $4.259 per share on March 28, 2014 (which is no earlier than 5 business days before filing date).

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Liquid Holdings Group, Inc. (the “Company” or the “Registrant”), relating to 1,668,888 shares of the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”), issued under the Liquid Holdings Group, Inc. 2012 Amended and Restated Stock Incentive Plan (the “Plan”), which may be offered for resale from time to time by certain of the Company’s executive officers and the other selling stockholders named in Annex I hereto (the “Selling Stockholders”).

The material which immediately follows constitutes a reoffer prospectus, prepared on Form S-3, in accordance with General Instruction C to Form S-8, to be used in connection with resales of securities registered hereunder by the Selling Stockholders, some of whom may be considered affiliates of the Company, as defined in Rule 405 under the Securities Act of 1933, as amended, or who may be selling up to an aggregate of 534,910 shares of Common Stock that constitute “restricted securities” that have been issued prior to the filing of this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

Not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8.

Item 2.	Registrant Information and Employee Plan Annual Information.

Not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8.

REOFFER PROSPECTUS

1,668,888 Shares

Liquid Holdings Group, Inc.

Common Stock

This reoffer prospectus relates to 1,668,888 shares of our common stock, $0.0001 par value per share (the “Common Stock”) that may be reoffered or resold from time to time by stockholders identified in this reoffer prospectus and that have been acquired or that may be acquired under our 2012 Amended and Restated Stock Incentive Plan (the “Plan”) by certain individuals described in the section of this prospectus entitled “Selling Stockholders,” some of whom are deemed to be our affiliates, as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”).

The shares of Common Stock included in this reoffer prospectus may be sold by the Selling Stockholders in transactions at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, and may be made on the NASDAQ Global Market or the over-the-counter market or otherwise. See “Plan of Distribution,” which begins on page 3 of this reoffer prospectus, for a discussion of the various methods by which the shares included in this reoffer prospectus may be sold. Selling Stockholders who are our “affiliates” or who are selling “restricted securities” may not sell an amount of shares pursuant to this reoffer prospectus which exceeds in any three month period the amount specified in Rule 144(e) of the Securities Act.

We will not receive any proceeds from the sale by the Selling Stockholders of the shares covered by this reoffer prospectus. We are paying the cost of registering the shares covered by this reoffer prospectus, as well as various related expenses. The Selling Stockholders are responsible for all selling commissions, transfer taxes and other costs related to the offer and sale of their shares under this reoffer prospectus.

Our Common Stock is listed on the NASDAQ Global Market under the symbol “LIQD.” On March 28, 2014, the average of the high and low prices per share of our Common Stock on the NASDAQ Global Market was $4.259 per share. Our principal executive offices are located at 800 Third Avenue, 38th Floor, New York, New York 10022.

In reviewing this reoffer prospectus, you should carefully consider the matters described under the heading “Risk Factors” beginning on page 1.

Neither the Securities and Exchange Commission (the “Commission”) nor any state securities has approved or disapproved of these securities or determined if this reoffer prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this reoffer prospectus is April 1, 2014.

TABLE OF CONTENTS

Reoffer Prospectus Summary	1
Risk Factors	1
Special Note Regarding Forward-Looking Statements	1
Plan of Distribution	3
Use of Proceeds	4
Selling Stockholders	5
Legal Matters	6
Experts	6
Where You Can Find Additional Information	7
Incorporation of Certain Documents by Reference	8

All references to “Liquid Holdings Group,” “the Company,” “we,” “our,” “us” and similar terms in this reoffer prospectus refer to Liquid Holdings Group, Inc.

You should rely only on the information contained in this reoffer prospectus or a prospectus supplement. We have not authorized anyone to provide you with additional or different information. If anyone provides you with additional or different information, you should not rely on it. The information contained in this prospectus, or any applicable prospectus supplement and the documents incorporated by reference herein or therein are accurate only as of the date such information is presented. Our business, prospects, financial condition, liquidity and results of operations may have changed since the date of this reoffer prospectus. You should also read this reoffer prospectus together with the additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference.” This reoffer prospectus may be supplemented from time to time to add, update or change information in this prospectus. Any statement contained in this reoffer prospectus will be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this reoffer prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

REOFFER PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this reoffer prospectus and the information included or incorporated by reference in this reoffer prospectus. It may not contain all the information that may be important to you. You should read this entire reoffer prospectus carefully, especially the risks relating to our business and common stock discussed under the heading “Risk Factors.”

Our Company

Liquid Holdings Group provides a next-generation proprietary cloud-based trading and portfolio management solution that seamlessly integrates order and execution management with real-time risk management, reporting, shadow accounting and managed services in a single platform for the financial services community. Our current and prospective customers include small to mid-sized hedge fund managers, asset managers, wealth management offices, family offices and financial institutions.

We deliver our technology efficiently, quickly and securely as a Software-as-a-Service, or “SaaS”, solution. The advanced feature set of our platform includes customizable and rapidly deployable multi-asset class trading software coupled with real-time risk management, shadow accounting and reporting capabilities. We believe that our platform’s comprehensive and integrated real-time approach provides a distinctive offering to our customers. We believe our approach creates efficiencies for our customers by reducing the number of service provider relationships the customer needs to manage and maintain and reducing the level of IT personnel necessary to support and integrate those multiple applications

We were formed as a Delaware limited liability company on January 17, 2012 and began operations on April 24, 2012. Our headquarters are located at 800 Third Avenue, 38th Floor, New York, New York 10022, and our telephone number at that address is (212) 293-1836. On July 24, 2013, we reorganized as a Delaware corporation and changed our name from Liquid Holdings Group, LLC to Liquid Holdings Group, Inc. Our website address is www.liquidholdings.com. Information contained on, or that can be accessed through, our website is not a part of, nor incorporated into, this prospectus.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties and all other information contained in this reoffer prospectus, including the risks and uncertainties discussed under “Risk Factors” in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 31, 2014. All of these “Risk Factors” are incorporated by reference herein in their entirety. These risks and uncertainties are not the only ones facing us. Additional risks of which we are not presently aware or that we currently believe are immaterial may also harm our business and results of operations. The trading price of our common stock could decline due to the occurrence of any of these risks, and investors could lose all or part of their investment. In assessing these risks, investors should also refer to the information contained or incorporated by reference in our other filings with the Securities and Exchange Commission.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This reoffer prospectus, the documents incorporated herein by reference and other written reports and oral statements made from time to time by us may contain “forward-looking statements” within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words “will,” “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend,” “continue,” “potential,” and similar expressions. These statements include, among others, statements regarding our expected business outlook, anticipated financial and operating results, our business strategy and means to implement the strategy, our objectives, the amount and timing of investments by us in our business and capital expenditures, the likelihood of our success in expanding our business, financing plans, budgets, working capital needs and sources of liquidity.

1

Forward-looking statements are not guarantees of performance. These statements are based on our beliefs and assumptions, which in turn are based on currently available information. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding demand for and our ability to market our products and services, the expansion of product offerings through new applications or geographically, the timing and cost of investments by us in our business and planned capital expenditures, competitive conditions and general economic conditions. These assumptions could prove inaccurate. Forward-looking statements also involve known and unknown risks and uncertainties, which could cause actual results that differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Such factors include, but are not limited to, the following:

•	market acceptance and performance of our products and services;

•	our ability to obtain the capital necessary to expand our operations and invest in new products and services;

•	general economic conditions in the markets where we operate;

•	industry competition;

•	competition from firms with greater financial, technical and marketing resources than us and related competitive pressures;

•	failure to protect or enforce our intellectual property rights in our proprietary technology;

•	intellectual property claims and challenges;

•	defects and errors in our products or services;

•	growth and maintenance of our customer base and customer contracts;

•	credit quality and payment history of our customers;

•	changes in the market demand for our products and services;

•	our ability to keep up with rapid technological change;

•	system failures and disruptions;

•	non-performance of third-party vendors;

•	the loss of key executives and failure to recruit and retain qualified personnel;

•	the risks associated with the expansion of our business;

•	our possible inability to integrate any businesses we acquire;

•	compliance with laws and regulations, including those relating to the securities industry;

•	our ability to generate revenues by fulfilling customer contracts; and

•	other factors discussed in the section titled “Risk Factors” or elsewhere in this prospectus.

2

Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Commission, we are under no obligation to publicly update or revise any forward-looking statements after we distribute this reoffer prospectus. Potential investors should not place undue reliance on our forward-looking statements. Before you make a decision to invest in our common stock, you should be aware that the occurrence of any of the events referenced in the section titled “Risk Factors” and elsewhere in this reoffer prospectus, including the documents incorporated by reference herein, could harm our business, prospects, results of operations, liquidity and financial condition. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results or performance.

PLAN OF DISTRIBUTION

The 1,668,888 shares of our Common Stock (the “Shares”) offered by this reoffer prospectus may be sold by the Selling Stockholders. Such sales may be made in one or more transactions at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, and may be made on the NASDAQ Global Market or the over-the-counter market or otherwise. In addition, the Selling Stockholders may sell some or all of the Shares through:

•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	in negotiated transactions;

•	in a combination of any of the above methods of sale; or

•	any other method permitted under applicable law.

The Selling Stockholders may, to the extent permitted under Company policies and applicable law, also engage in short sales against the box, puts and calls and other hedging transactions in the Shares or derivatives of the Shares and may sell or deliver the Shares in connection with these trades. For example, the Selling Stockholders may:

•	enter into transactions involving short sales of our Common Stock by broker-dealers;

•	sell our Common Stock short themselves and redeliver any portion of the Shares to close out their short positions;

•	enter into option or other types of transactions that require the Selling Stockholder to deliver Shares to a broker-dealer, who will then resell or transfer the Shares under this reoffer prospectus; or

•	loan or pledge Shares to a broker-dealer, who may sell the loaned Shares or, in the event of default, sell the pledged Shares.

There is no assurance that any of the Selling Stockholders will sell any or all of the Shares offered by them.

The Selling Stockholders may negotiate and pay broker-dealers commissions, discounts or concessions for their services. Broker-dealers engaged by the Selling Stockholders may allow other broker-dealers to participate in resales. However, the Selling Stockholders and any broker-dealers involved in the sale or resale of the Shares may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the broker-dealers’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act.

The Selling Stockholders will be subject to the reoffer prospectus delivery requirements of the Securities Act, unless exempted therefrom.

3

In addition to selling the Shares under this reoffer prospectus, the Selling Stockholders may:

•	transfer their Shares in other ways not involving market makers or established trading markets, including, but not limited to, directly by gift, distribution, privately negotiated transactions in compliance with applicable law or other transfer; or

•	sell their Shares under Rule 144 of the Securities Act rather than under this reoffer prospectus, if the transaction meets the requirements of Rule 144.

Each Selling Stockholder will bear all expenses with respect to the offering of the Shares by such Selling Stockholder.

Each Selling Stockholder will be subject to the applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our Common Stock by the Selling Stockholders.

The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Shares from time to time under this reoffer prospectus after an amendment has been filed under Rule 424(b) or other applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as “Selling Stockholders” under this reoffer prospectus.

The Selling Stockholders also may transfer the Shares in other circumstances, in which case the respective pledgees, transferees or other successors in interest may be the selling beneficial owners for purposes of this reoffer prospectus and may sell such Shares from time to time under this reoffer prospectus after an amendment or supplement has been filed under Rule 424(b) or other applicable provision of the Securities Act amending or supplementing the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as “Selling Stockholders” under this reoffer prospectus.

We will make copies of this reoffer prospectus available to the Selling Stockholders and have informed them of the need to deliver copies of this reoffer prospectus to purchasers at or prior to the time of any sale of the Shares.

We will bear all costs, expenses and fees in connection with the registration of the Shares. The Selling Stockholders will bear all commissions and discounts, if any, attributable to the resale of the Shares. The Selling Stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act.

Once sold under the registration statement of which this reoffer prospectus is a part, the Shares will be freely tradable in the hands of persons other than our affiliates.

Selling Stockholders who are our “affiliates” or who are selling “restricted securities” within the meaning of the Securities Act may not sell an amount of shares pursuant to this reoffer prospectus which exceeds in any three month period the amount specified in Rule 144(e) of the Securities Act.

USE OF PROCEEDS

The Selling Stockholders will receive all of the proceeds from the sale of the Shares offered for sale under this reoffer prospectus. We will not receive any proceeds from the sale of the Shares by the Selling Stockholders.

4

SELLING STOCKHOLDERS

This reoffer prospectus covers the sale of an aggregate of up to 1,668,888 shares of our Common Stock, $0.0001 par value per share, by the Selling Stockholders listed below, or future selling stockholders, under our Plan. Each of the transactions by which the selling stockholders acquired the securities covered by this reoffer prospectus was exempt under the registration provisions of the Securities Act.

The following table sets forth certain information regarding the Selling Stockholders, the Shares that may be offered by this reoffer prospectus and other shares of Common Stock beneficially owned by them as of March 28, 2014. Selling Stockholders may offer Shares under this reoffer prospectus from time to time and may elect to sell none, some or all of the Shares set forth below. As a result, we cannot estimate the number of shares of Common Stock that a Selling Stockholder will beneficially own after termination of sales under this reoffer prospectus. However, for the purposes of the table below, we have assumed that, after completion of the offering, none of the Shares covered by this reoffer prospectus will be held by the Selling Stockholders. In addition, a Selling Stockholder may have sold, transferred or otherwise disposed of all or a portion of that holder’s Shares since the date on which they provided information for this table. We are relying on the Selling Stockholders to notify us of any changes in their beneficial ownership after the date they originally provided this information. See “Plan of Distribution” beginning on page 3. Selling Stockholders who are our “affiliates” or who are selling “restricted” securities within the meaning of the Securities Act may not sell an amount of shares which exceeds in any three month period the amount specified in Rule 144(e) of the Securities Act.

Information concerning the Selling Stockholders may change from time to time and changed information will be presented in a supplement to this reoffer prospectus if and when necessary and required. If, subsequent to the date of this reoffer prospectus, we grant additional awards to the Selling Stockholders or to other affiliates under the Plan, we may supplement this reoffer prospectus to reflect such additional awards and the names of such affiliates and the amounts of securities to be reoffered by them.

Selling Stockholder(1)	Number of Shares Beneficially Owned Before Offering	Number of Shares Covered by This Prospectus(2)	Number of Shares Beneficially Owned After Offering(3)	Percentage of Shares Beneficially Owned after Offering(4)
Alexandru, Alin(5)	*	723	*	*
Barbu, Dorel(5)	*	723	*	*
Becker, Paul(5)(6)	*	33,556	*	*
Braden, Dan(5)	*	723	*	*
Bronson, Julia(5)(6)(7)	*	48,015	*	*
Bugariu, Ioan(5)	*	723	*	*
Chesir, Benjamin(5)(6)	*	23,982	*	*
Codrean, Dan-Claude(5)	*	723	*	*
Cooper, Bruce(5)	*	48,141	*	*
Docleanu, Ioan-Dan(5)	*	723	*	*
Ferdinand, Brian(5)(8)	5,214,647	341,274	5,044,010	20.36%
Filoso, Anthony(5)	*	48,015	*	*
Garbien, Tim(5)	*	45,216	*	*
Ibietatorremendia, Jose(5)	*	46,203	*	*
O’Boyle, Robert(5)(9)	*	45,566	*	*
Ruzsilla, Naomi-Monica(5)	*	723	*	*
Sandru, Calin(5)	*	12,036	*	*
Shifrin, Ken(5)	*	84,452	*	*
Storms, Brian(5)	1,268,202	760,033	761,512	3.07%
Tandau, Ioan(5)	*	15,525	*	*
Thompson, Richard(5)	*	15,525	*	*
Wood, Quinton(5)	*	96,288	*	*

* Less than 1%

5

(1)	If required, information about other selling stockholders, except for any future transferees, pledgees or other successors of Selling Stockholders named in this table, will be set forth in a reoffer prospectus supplement or amendment to the registration statement of which this reoffer prospectus is a part. Additionally, post-effective amendments to the registration statement will, to the extent necessary, be filed to disclose any material changes to the plan of distribution from the description contained in the final reoffer prospectus.

(2)	Does not constitute a commitment to sell any or all of the stated number of shares of common stock. The number of shares offered shall be determined from time to time by each Selling Stockholder at their sole discretion.

(3)	This assumes the sale of all shares offered by the reoffer prospectus.

(4)	Based upon 24,771,828 shares of Common Stock outstanding on March 28, 2014.

(5)	These individuals hold restricted stock units (“RSUs”) in the following amounts, each RSU representing a right to receive one share of Common Stock subject to vesting or other delivery conditions not expected to occur within 60 days of April 1, 2014: Mr. Alexandru, 482; Mr. Barbu, 482; Mr. Becker, 25,596; Mr. Braden, 482; Ms. Bronson, 32,010; Mr. Bugariu, 482; Mr. Chesir, 15,988; Mr. Codrean, 482; Mr. Cooper, 32,094; Mr. Docleanu, 482; Mr. Ferdinand, 170,637; Mr. Filoso, 32,010; Mr. Garbien, 30,144; Mr. Ibietatorremendia, 30,802; Mr. O’Boyle, 30,377; Ms. Ruzsilla, 482; Mr. Sandru, 8,024; Mr. Shifrin, 64,192; Mr. Storms, 253,343; Mr. Tandau, 10,350; Mr. Thompson, 10,350; and Mr. Wood, 96,288. Such RSUs are reflected in the column labeled “Number of Shares Covered by This Prospectus”.

(6)	These individuals hold stock options (“Options”) in the following amounts, each Option representing a right to acquire one share of Common Stock subject to vesting or other delivery conditions not expected to occur within 60 days of April 1, 2014: Mr. Becker, 25,596; Ms. Bronson, 64,192; Mr. Chesir, 17,100; Mr. Ibietatorremendia, 30,802; and Mr. O’Boyle, 60,946. The shares of Common Stock underlying such Options are not reflected in the table.

(7)	Ms. Bronson would be granted 48,015 Options at the then-current strike price, vesting ratably over a three-year period, in the event that our market capitalization reached $300 million or more over a consecutive one hundred and twenty (120) day period. The shares of Common Stock underlying such Options are not reflected in the table.

(8)	Consists of (a) 2,963,652 common shares held by Ferdinand Holdings, LLC, a Delaware limited liability company of which Mr. Ferdinand is the managing member, (b) 654,943 common shares held by Ferdinand Trading II LLC, a Delaware limited liability company of which Mr. Ferdinand is the managing member, (c) 259,953 common shares held by LT World Limited LLC, a Delaware limited liability company of which Mr. Ferdinand is the managing member, (d) 1,012,049 common shares held by Mr. Ferdinand directly, (e) 153,413 common shares held by LT World Partners LLC, a Delaware limited liability company of which Mr. Ferdinand is the managing member and (f) 170,637 RSUs held by Mr. Ferdinand directly.

(9)	Mr. O’Boyle would be granted 45,566 RSUs, vesting immediately, in the event that our market capitalization reached $300 million or more over a consecutive sixty (60) day period. Such RSUs are not reflected in the table.

LEGAL MATTERS

Certain legal matters relating to the validity of the Shares offered by this reoffer prospectus will be passed upon for us by Gibson, Dunn & Crutcher LLP, New York, New York.

EXPERTS

The consolidated financial statements of Liquid Holdings Group, Inc. as of December 31, 2013 and 2012, and for the year ended December 31, 2013 and for the period from April 24, 2012 through December 31, 2012, and the financial statements of Liquid Predecessor Companies for the period from January 1, 2012 to April 24, 2012, have been  incorporated by reference herein and in the reoffer prospectus, in reliance upon the report of KPMG LLP incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

6

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are required to comply with the reporting requirements of the Exchange Act and file annual, quarterly and other reports with the Commission. We are also subject to the proxy solicitation requirements of the Exchange Act. We make available free of charge on our website our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Commission. We also deliver to our holders of common stock annual reports containing consolidated financial statements prepared in accordance with United States generally accepted accounting principles and audited and reported on, with an opinion expressed thereto, by an independent registered public accounting firm.

You may read and copy all or any portion of the registration statement, of which this reoffer prospectus is a part, or any reports, statements or other information we file with the Commission at the Commission’s public reference room at 100 F Street, NE, Washington, DE 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the Commission. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our Commission filings, including the registration statement, will also be available to you on the Commission’s website at www.sec.gov. In addition, you may request a copy of these filings (excluding exhibits) at no cost by writing or telephoning us at the following address or telephone number:

Liquid Holdings Group, Inc.

800 Third Avenue, 38th Floor

New York, New York 10022

(212) 293-1836

We maintain a website at www.liquidholdings.com. Our website and the information contained on that site, or connected to that site, is not part of or incorporated by reference into this reoffer prospectus.

No person is authorized to give any information or to make any representations other than those contained in this reoffer prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. Neither the delivery of this reoffer prospectus nor any distribution of securities made hereunder shall imply that there has been no change in the information set forth herein or in our affairs since the date of this reoffer prospectus.

7

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to incorporate by reference information we file with the Commission, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this reoffer prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering:

(1) Our latest Annual Report pursuant to Section 13(a) or 15(d) of the Exchange Act or latest prospectus filed pursuant to Rule 424(b) under the Securities Act, that contains audited financial statements for our latest fiscal year for which such statements have been filed;

(2) Our Current Reports on Form 8-K filed with the Commission on January 31, 2014 and February 27, 2014;

(3) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by our latest annual report or prospectus referred to in (1) above; and

(4) The description of our Common Stock set forth under the caption “Description of Capital Stock” in our Registration Statement on Form S-1, initially filed with the Commission on April 11, 2013, as amended by any amendments to such Registration Statement, including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings (excluding exhibits) at no cost by writing or telephoning us at the following address or telephone number:

Liquid Holdings Group, Inc.

800 Third Avenue, 38th Floor

New York, New York 10022

(212) 293-1836

8

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have previously been filed by the Registrant with the Commission are incorporated by reference herein and shall be deemed to be a part hereof:

(1)          The Registrant’s latest Annual Report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or latest prospectus filed pursuant to Rule 424(b) under the Securities Act, that contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed;

(2)          The Registrant’s Current Reports on Form 8-K filed with the Commission on January 31, 2014 and February 27, 2014;

(3)          All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s latest annual report or prospectus referred to in (1) above; and

(4)          The description of the Registrant’s Common Stock set forth under the caption “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1, initially filed with the Commission on April 11, 2013, as amended by any amendments to such Registration Statement, including any amendments or reports filed for the purpose of updating such description.

In addition, all reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

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Item 6.	Indemnification of Directors and Officers.

The Bylaws of the Registrant (the “Bylaws”) provides that each person who was or is a party or is threatened to be made a party to, or was or is otherwise involved in, any action, suit, arbitration, alternative dispute mechanism, inquiry, judicial, administrative or legislative hearing, investigation or any other threatened, pending or completed proceeding, whether brought by or in the right of the Registrant or otherwise, including any and all appeals, whether of a civil, criminal, administrative, legislative, investigative or other nature (a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Registrant or while a director or officer of the Registrant is or was serving at the request of the Registrant as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “indemnitee”), or by reason of anything done or not done by him or her in any such capacity, shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the General Corporation Law of the State of Delaware (the “DGCL”) against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement by or on behalf of the indemnitee) actually and reasonably incurred by such indemnitee in connection therewith; provided, however, that, except as otherwise required by law or provided in the Bylaws with respect to proceedings to enforce rights with respect to indemnification under the Bylaws, the Registrant shall indemnify any such indemnitee in connection with a proceeding, or part thereof, initiated by such indemnitee (including claims and counterclaims, whether such counterclaims are asserted by (i) such indemnitee, or (ii) the Registrant in a proceeding initiated by such indemnitee) only if such proceeding, or part thereof, was authorized or ratified by the Board of Directors of the Registrant.

Pursuant to the Bylaws, in addition to the right to indemnification, an indemnitee shall, to the fullest extent not prohibited by law, also have the right to be paid by the Registrant the expenses (including attorneys’ fees) incurred in defending any proceeding with respect to which indemnification is required under the Bylaws in advance of its final disposition (an “advancement of expenses”); provided, however, that an advancement of expenses shall be made only upon delivery to the Registrant of an undertaking (an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under the Bylaws or otherwise.

The Bylaws provide that the rights to indemnification and advancement of expenses provided therein shall not be exclusive of any other right which any person may have or acquire under any law, agreement, vote of stockholders or disinterested directors, provisions of the Registrant’s Certificate of Incorporation or the Bylaws, or otherwise.

The Registrant may maintain insurance, at its expense, on behalf of any person who is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss asserted against such person and incurred by such person in any capacity, or arising out of such person’s status as such, whether or not the Registrant would have the power to indemnify such person against such expense, liability or loss under the DGCL.

The foregoing statements are specifically made subject to the detailed provisions of the DGCL and the Bylaws of the Registrant.

Item 7.	Exemption From Registration Claimed.

Not applicable.

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Item 8.	Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit No.	Exhibit Description

3.1	Certificate of Incorporation of Liquid Holdings Group, Inc. (previously filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1/A filed on July 24, 2013 and incorporated herein by reference).

3.2	Bylaws of Liquid Holdings Group, Inc. (previously filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1/A filed on July 24, 2013 and incorporated herein by reference).

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

23.1*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2*	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

24.1*	Power of Attorney (included on signature page hereto).

99.1	Liquid Holdings Group, Inc. 2012 Amended and Restated Stock Incentive Plan (previously filed as Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q filed on September 9, 2013 and incorporated herein by reference).

*Filed herewith.

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Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 1st day of April, 2014.

LIQUID HOLDINGS GROUP, INC.

By:	/s/ Kenneth Shifrin
Kenneth Shifrin
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian Storms and Jose Ibietatorremendia his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian Storms	Chief Executive Officer and Director	April 1, 2014
Brian Storms	(Principal Executive Officer)

/s/ Kenneth Shifrin	Chief Financial Officer	April 1, 2014
Kenneth Shifrin	(Principal Financial and Accounting Officer)

/s/ Victor R. Simone, Jr.	Chairman of the Board	April 1, 2014
Victor R. Simone, Jr.

/s/ Brian Ferdinand	Vice Chairman of the Board	April 1, 2014
Brian Ferdinand

/s/ Jay Bernstein	Director	April 1, 2014
Jay Bernstein

/s/ Darren Davy	Director	April 1, 2014
Darren Davy

/s/ David Francescani	Director	April 1, 2014
David Francescani

/s/ Walter Raquet	Director	April 1, 2014
Walter Raquet

/s/ Thomas Ross	Director	April 1, 2014
Thomas Ross

/s/ Dennis Suskind	Director	April 1, 2014
Dennis Suskind

/s/ Allan Zavarro	Director	April 1, 2014
Allan Zavarro

EXHIBIT INDEX

Exhibit No.	Exhibit Description

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

23.1*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2*	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

24.1*	Power of Attorney (included on signature page hereto).

*Filed herewith.